EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                     (in thousands except per share amounts)


THREE MONTHS ENDED JUNE 30, 2001
--------------------------------

                                                         Weighted Average             Loss
                                          Loss          Shares Outstanding          per Share
                                          ----          ------------------          ---------
LOSS PER SHARE - BASIC AND DILUTED:
Loss from continuing operations          $  130     divided by     11,332     =     $    .01
                                         ------                                     --------


Net loss before cumulative effect of
     change in accounting principle         130     divided by     11,332     =          .01
                                         ------                                     --------


Net Loss                                 $  130     divided by     11,332     =     $    .01
                                         ======                                     ========


SIX MONTHS ENDED JUNE 30, 2001
------------------------------

                                                         Weighted Average             Loss
                                          Loss          Shares Outstanding          per Share
                                          ----          ------------------          ---------

LOSS PER SHARE - BASIC AND DILUTED:

Loss from continuing operations          $  254     divided by     11,330     =     $    .02
                                         ------                                     --------


Net loss before cumulative effect of
     change in accounting principle         254     divided by     11,330     =          .02
                                         ------                                     --------


Net Loss                                 $  254     divided by     11,330     =     $    .02
                                         ======                                     ========